LOCK-UP AGREEMENT

August 24, 2011

Nutrastar International Inc.
7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin 150080
People’s Republic of China
Attn: Lianyun Han, Chief Executive Officer

Ms. Han:

The undersigned stockholder understands that Nutrastar International Inc. (the “Company”) has adopted a Share Repurchase Program (the “Repurchase Program”) in accordance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which the Company may repurchase up to USD$5,000,000 of its common stock, par value $0.001 per share (“Common Stock”) over a twelve-month period. The Repurchase Program may be extended, modified, suspended or discontinued at any time by the Company pursuant to applicable laws.

The undersigned acknowledges that it will benefit from the adoption and execution of the Repurchase Program by the Company, and hereby irrevocably agrees that it will not, without the prior written consent of the Company for a period of six (6) months commencing on the date hereof (the “Lock-Up Period”), directly or indirectly, (i) offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option, right or warrant to purchase, announce the intention to sell, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or such other securities convertible into, or exercisable or exchangeable for, Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled. For the avoidance of doubt, the undersigned’s exercise of a stock option or warrant issued or granted by the Company outstanding on the date hereof shall not be subject to this agreement; provided, however, that, any Common Stock received upon the exercise of any such option or warrant will also be subject to this agreement. The undersigned further agrees that the Company is authorized to provide stop transfer instructions to its transfer agent against the transfer of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, held by the undersigned (“Stop Transfer Authorization”); provided, however, that, upon the occurrence of a Termination Event (as defined herein), the undersigned may unconditionally revoke any and all Stop Transfer Authorization provided to the Company under this agreement.

Notwithstanding the foregoing, the undersigned may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company’s Common Stock (i) during his or her lifetime or on death by will or intestacy to his or her immediate family, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer shares of Common Stock to any Entity which is directly or indirectly controlled by the undersigned; provided, however, that, prior to any such transfer described in clause (i), (ii) or (iii), each transferee shall execute an agreement, satisfactory to the Company pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

The undersigned agrees that at any time, and from time to time, after the signing of this agreement, it will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this agreement. The undersigned understands and agrees that the Company shall have the right to specifically enforce all of the obligations of the undersigned under this agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this agreement and to exercise all other rights granted by law. Furthermore, the undersigned recognizes that if it fails to perform, observe, or discharge any of its obligations under this agreement, any remedy at law may prove to be inadequate relief to the Company. Therefore, the undersigned agrees that the Company shall be entitled to seek temporary and permanent injunctive relief in any such case as permitted under applicable law.

The undersigned hereby agrees that, to the extent the terms of this agreement conflict with or are in any way inconsistent with any registration rights agreement or similar agreement to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, this agreement supersedes such registration rights agreement or similar agreement. If any provision of this agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties hereto and, in any event, the remaining provisions of this agreement shall remain in full force and effect and shall be binding upon the undersigned.

This agreement represents the entire agreement of the undersigned and the Company with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

No provision of this agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the undersigned and the Company or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

The undersigned agrees that the terms and provisions of this agreement shall be construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof and the federal laws of the United States of America applicable therein.

The undersigned understands that this agreement shall be binding upon the undersigned, its legal representatives, successors and permitted assigns. Other than as set forth herein, the undersigned may not assign this agreement or any rights or obligations hereunder without the prior written consent of the Company.

Notwithstanding the foregoing terms and provisions of this agreement, the parties hereto agree that this agreement shall be terminated and the undersigned shall be released from any and all obligations under this agreement immediately upon the occurrence of any of the following events (each, a “Termination Event”): (i) the Repurchase Program is terminated and/or completed prior to the expiration of the Lock-Up Period, (ii) the Company’s auditor resigns for any reason other than in direct connection with the Company hiring any of Deloitte Touche Tohmatsu, PricewaterhouseCoopers, Ernst & Young, KPMG, Grant Thornton and BDO LLP, (iii) the United States Securities and Exchange Commission (“SEC”) or any other regulatory authority having competent jurisdiction notifies or announces any investigation targeting or involving the Company and/or any of its 10% stockholders, directors and/or executive officers, (iv) the trading of any shares of Common Stock being suspended by SEC for any period of time, (v) Mr. Robert Tick resigns and/or is terminated from his position as the chief financial officer of the Company, (vi) the Company’s announced revenues and/or net income before income tax for the nine months ending September 30, 2011 and twelve months ending December 31, 2011 decline as compared to the nine months ended September 30, 2010 and twelve months ending December 31, 2010, (vii) the Company fails to file its quarterly report on Form 10-Q for the period ending September 30, 2011 by November 21, 2011 (viii) any of the Company’s previously published quarterly or annual financial statement data is required to be adjusted or restated under applicable securities laws and regulations due to reasons other than the change of its auditor referred to in clause (ii) of this paragraph, (ix) the Company fails to use its best efforts to open a bank account and deposit with any of JP Morgan Chase & Co., HSBC, or Deutsche Bank or any such other international bank by December 31, 2011, or (x) the Company fails to use its best efforts to make it publicly available a reconciliation of the data filed with the competent branches of the State Administration for Industry and Commerce (SAIC) according to U.S. generally accepted accounting principles to its filings with the SEC by December 31, 2011.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

/s/ Adam Roseman
(Signature of Stockholder)

By:	ARC China Investment Funds

Name:	Adam Roseman

Title:	Director

ACCEPTED AND AGREED
as of the date first set forth above:

For and on behalf of
Nutrastar International Inc.

By:	/s/ Lianyun Han
Ms. Lianyun Han
Chief Executive Officer

[Signature Page of Lock-Up Agreement]